UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2004

ANDREA ELECTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4324	11-0482020
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

45 Melville Park Road, Melville, New York 11747

(Address of principal executive offices)

(631) 719-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

As discussed in its Form 8-K filed with the Securities and Exchange Commission on February 17, 2004, Andrea Electronics Corporation (the “Company”) entered into a Securities Purchase Agreement (filed as Exhibit 4.1 to this Form 8-K) on February 20, 2004 with the third party investors who now own the outstanding shares of the Company’s Series C Convertible Preferred Stock and other investors (collectively, the “Buyers”) pursuant to which the Buyers agreed to invest a total of $2,500,000 in the Company as follows:

First Tranche of Financing – On February 23, 2004, the Buyers purchased, for a purchase price of $1,250,000, an aggregate of 1,250,000 shares of a new class of preferred stock, the Series D Convertible Preferred Stock (the “Series D Preferred Stock”), convertible into 5,000,000 shares of common stock (an effective conversion price of $0.25 per share) and Common Stock Warrants exercisable for an aggregate of 2,500,000 shares of common stock. The Warrants are exercisable at any time after six months and before five years from February 23, 2004 at an exercise price of $0.38 per share. The terms of the Series D Preferred Stock and the Warrants are set forth in the Certificate of Amendment and the Form of Common Stock Warrant filed as Exhibit 3.1 and 4.3, respectively, to this Form 8-K.

Second Tranche of Financing – In addition, subject to approval by the Company’s stockholders and registration with the U.S. Securities and Exchange Commission of the common shares underlying the Series D Preferred Stock and Warrants, the Buyers have agreed to purchase for an additional $1,250,000, an additional 1,250,000 shares of Series D Preferred Stock convertible into 5,000,000 shares of common stock (an effective conversion price of $0.25 per share) and Warrants to purchase an additional 2,500,000 shares of common stock. These Warrants will have an exercise price equivalent to the closing stock price of the Company’s common stock on the trading day prior to their issuance, will be exercisable at any time after six months from issuance and will have a term of five years.

In connection with the Securities Purchase Agreement, the Company has entered into a Registration Rights Agreement (filed as Exhibit 4.2 to this Form 8-K) with the Buyers, pursuant to which the Company has agreed to register the common stock issuable upon conversion of the Series D Preferred Stock and exercise of the Warrants.

Knightsbridge Capital served as a financial advisor to the Company in connection with the transactions discussed in this, and in the February 17, 2004, Form 8-K filings. The Company has agreed, in connection with the transactions involving the Company’s Series C Preferred Stock and the first tranche of the Series D Preferred Stock, to pay Knightsbridge Capital $300,000 in cash and to issue warrants exercisable for an aggregate of 377,094 shares of common stock. The warrants are exercisable at any time after six months and before five years from February 23, 2004 at an exercise price of $0.38 per share. In addition, in connection with the second tranche sale of the Series D Preferred Stock, the Company has agreed to pay Knightsbridge Capital an additional $50,000 and to issue a warrant exercisable for an aggregate of 62,500 shares of common stock.

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A copy of the press release related to these matters is attached as Exhibit 99.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits.

Exhibit 3.1	Certificate of Amendment to the Certificate of Incorporation of the Company dated February 23, 2004
Exhibit 4.1	Securities Purchase Agreement, dated February 20, 2004, by and among the Company and the investors listed in such agreement
Exhibit 4.2	Registration Rights Agreement, dated February 23, 2004, by and among the Company and the investors listed in such agreement
Exhibit 4.3	Form of Common Stock Warrant
Exhibit 99.1	Press Release dated February 26, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANDREA ELECTRONICS CORPORATION

Dated: February 26, 2004	By:	/s/ Corisa L. Guiffre

Corisa L. Guiffre Vice President and Chief Financial Officer

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